Exhibit 99.1

TSS, Inc. Issues Statement About Promotional Activity Concerning Its Common Stock

ROUND ROCK, TX – February 10, 2017 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, announced today that it has been made aware of and requested by the OTC Markets Group Inc. to comment on recent trading and promotional activity concerning TSS common stock.

On February 8, 2017, OTC Markets informed the Company that it had become aware of certain promotional activities concerning the Company and its common stock that has had an effect on trading activity in the Company’s stock. Specifically, OTC Markets had been made aware of promotional newsletters touting the Company and encouraging investors to purchase the Company’s common stock.

Until the disclosure from OTC Markets, the Company was unaware of the existence of the promotional newsletters and their effect on the trading activity. The Company has since received from OTC Markets samples of two promotional newsletters, which were sent from ProTrader on February 8, 2017, but the Company is otherwise unaware of the existence of additional promotional newsletters, if any, any related promotional activity, the parties responsible for the production of the newsletters and the extent of any of the email newsletters’ dissemination.

A direct inquiry with the Company’s officers, directors, and controlling shareholders was made as to whether or not they were directly or indirectly involved in the creation or distribution of promotional materials. Based upon such inquiry, the Company states definitively that the Company, its officers, directors and its controlling shareholders (i.e., shareholders owning 10% or more of the Company’s securities) have not, directly or indirectly, authorized or been involved in any way (including payment to a third-party) with the creation or distribution of promotional materials, including the subject newsletter. Additionally, the Company, its other officers, directors and its controlling shareholders, have not sold or purchased the Company’s securities within the past 90 days other than Gerard J. Gallagher, who is a controlling shareholder, a director and the Chief Technical Officer of the Company, who sold 125,000 shares of the Company’s common stock in a private transaction for a price of $0.05 per share on December 28, 2016.

“The Company is not aware of the promotional materials’ author or its affiliated entities or persons, and has not engaged directly or indirectly in any promotional activities nor retained any parties to engage in any promotional activities on behalf of the Company,” stated Anthony Angelini, President and Chief Executive Officer of TSS. “The Company encourages those interested in the Company to rely solely on information included in its press releases combined with its filings and disclosures made with the Securities and Exchange Commission (available on the SEC’s website). We thank OTC Markets for their openness and consideration to the investors of TSS.”

The Company has not engaged any third party to provide investor relations services, public relations services, marketing, or other related services including the promotion of the Company or its securities since January 1, 2016. The Company has never issued shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of issuance.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward-Looking Statements

This press release contains “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2014 and 2015 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000